SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 4, 2005, Capital Trust, Inc. (the “Company”) and its wholly owned subsidiaries, CT RE CDO 2004-1 Sub, LLC and CT RE CDO 2005-1 Sub, LLC (collectively, the “CT Entities”), executed Amendment No. 1 to the Master Repurchase Agreement (the “Amendment”) with Morgan Stanley Bank (“Morgan Stanley”). The Amendment amends the Master Repurchase Agreement, dated as of July 29, 2005 (the “Master Repurchase Agreement”) by, among other things, deleting the definition of “Maximum Purchase Amount” in Section 2.01 of the Master Repurchase Agreement in its entirety and instead defining “Maximum Purchase Amount” as $125,000,000 provided that if the CT Entities elect to reduce the “Maximum Purchase Amount,” any subsequent increase in the “Maximum Purchase Amount” following such reduction shall be within the sole discretion of Morgan Stanley.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Master Repurchase Agreement, dated as of November 4, 2005, by and among the Company, CT RE CDO 2004-1 Sub, LLC, CT RE CDO 2005-1 Sub, LLC and Morgan Stanley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By: /s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: November 8, 2005